Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On December 29, 2021, Distribution Solutions Group, Inc., a Delaware corporation formerly known as Lawson Products, Inc. (the “Company”), entered into:

an Agreement and Plan of Merger (the “TestEquity Merger Agreement”) by and among (i) LKCM TE Investors, LLC, a Delaware limited liability company (the “TestEquity Equityholder”), (ii) TestEquity Acquisition, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the TestEquity Equityholder (“TestEquity”), (iii) the Company and (iv) Tide Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Lawson (“Merger Sub 1”), pursuant to the terms and subject to the conditions of which the parties agreed, among other things, that Merger Sub 1 would merge with and into TestEquity, with TestEquity surviving the merger as a wholly-owned subsidiary of Lawson (the “TestEquity Merger”); and

an Agreement and Plan of Merger (the “Gexpro Services Merger Agreement” and, together with the TestEquity Merger Agreement, the “Merger Agreements”) by and among (i) 301 HW Opus Investors, LLC, a Delaware limited liability company (the “Gexpro Services Stockholder”), (ii) 301 HW Opus Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Gexpro Services Stockholder (“Gexpro Services”), (iii) Lawson and (iv) Gulf Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Lawson (“Merger Sub 2”), pursuant to the terms and subject to the conditions of which the parties agreed, among other things, that Merger Sub 2 would merge with and into Gexpro Services, with Gexpro Services surviving the merger as a wholly-owned subsidiary of Lawson (the “Gexpro Services Merger” and, together with the TestEquity Merger, the “Mergers”).

On April 1, 2022, the Mergers were consummated pursuant to the Merger Agreements. As used herein, the “Combined Company” means the Company and its subsidiaries after giving effect to the consummation of the Mergers, assuming the Mergers were consummated as of the date specified herein.

The unaudited pro forma condensed combined statement of operations gives effect to the Mergers and related anticipated refinancing of certain indebtedness of the Company, Gexpro Services and TestEquity (together, “the “Transactions“) as if the Transactions occurred on January 1, 2021 and the unaudited pro forma condensed combined balance sheet gives effect to the Transactions as if they had occurred on December 31, 2021. In addition, the pro forma statements include certain closed acquisitions that are insignificant individually and in the aggregate with an acquisition date through April 30, 2022. The combined pro forma totals on the statement of operations and balance sheet represent the combined company as per the Merger Agreements.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with the business combination accounting guidance for reverse acquisitions as provided in ASC 805, Business Combinations, with TestEquity and Gexpro Services treated as a combined entity as the accounting acquirer for financial reporting purposes and the Company as the accounting acquiree. This determination was made as TestEquity and Gexpro Services were under the common control of an entity that beneficially owns a majority of the voting rights of the Combined Company. On a combined basis, the revenue, assets, and the fair value of equity of TestEquity and Gexpro Services are larger than the Company’s. In addition, the Company’s, TestEquity’s and Gexpro Services’ senior management teams remained substantially in place after the completion of the Mergers and serve under the direction of the CEO and Board of Directors of the holding company parent of the Combined Company. Based on these factors, only the Company experienced a change in control. Accordingly, under the acquisition method of accounting, the purchase price will be allocated to the tangible and identifiable intangible assets acquired and liabilities assumed of the Company, based on their estimated acquisition-date fair values. These estimates will be determined through established and generally accepted valuation techniques.

Description of the Financing

On April 1, 2022, the Company and certain of its subsidiaries entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”), by and among the Company, certain subsidiaries of the Company as borrowers or guarantors, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. The Amended and Restated Credit Agreement amended and restated the existing credit agreement (the “Existing Credit Agreement”) in its entirety.

The Amended and Restated Credit Agreement provides for (i) a $200 million senior secured revolving credit facility, with a $25 million letter of credit subfacility and a $10 million swingline loan subfacility, (ii) a $250 million senior secured initial term loan facility and (iii) a $50 million senior secured delayed draw term loan facility. In addition, the Amended and Restated Credit Agreement permits the Company to increase the commitments under the Amended and Restated Credit Agreement from time to time by up to $200 million in the aggregate, subject to, among other things, the receipt of additional commitments from existing and/or new lenders and pro forma compliance with the financial covenants in the Amended and Restated Credit Agreement. The revolving credit facility is available to be drawn in U.S. dollars, Canadian dollars and any other additional currencies that may be agreed.

Pursuant from borrowings under the Amended and Restated Credit Agreement were utilized to (1) repay all obligations under and refinance (a) the Company’s Existing Credit Agreement and (b) certain existing indebtedness of TestEquity and Gexpro Services and their respective affiliates in connection with the closing of the Mergers, (2) finance the working capital needs and general corporate purposes of the Combined Company and (3) pay fees and expenses in connection with the Transactions.

The interest rate is comprised of the adjusted term SOFR Rate for a one month interest period plus an additional margin ranging from 1.0% to 2.75% per annum. The interest rates used for purposes of preparing this unaudited pro forma condensed combined financial information related to the new term loan facility was 4.0%, which was the appropriate interest rate under the Amended and Restated CRedit Agreement as of May 31, 2022.

Basis of Pro Forma Presentation

This unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial information. In addition, the unaudited pro forma condensed combined financial information was based on, and should be read in conjunction with, the following historical consolidated financial statements and accompanying notes:

•

The Company’s audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2021 included in its Annual Report on Form 10-K filed for the year ended December 31, 2021;

•

Gexpro Services’ audited consolidated financial statements and the related notes thereto as of and for the period ended December 31, 2021 and as of December 31, 2020 and for the period from February 23, 2020 to December 31, 2020 included as an exhibit to the Current Report on Form 8-K/A to which this the unaudited pro forma combined financial information has also been filed as an exhibit (the “Form 8-K/A”);

•	Gexpro Services’ audited abbreviated Combined Statement of Net Revenue and Direct Operating Expenses for the period from January 1, 2020 to February 23, 2020 included as an exhibit to the Form 8-K/A;

•	TestEquity’s audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2021 and December 31, 2020, included as an exhibit to the Form 8-K/A.

This unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is based on assumptions and estimates considered appropriate by the Company’s management; however, it is not necessarily indicative of what the Company’s consolidated financial condition or results of operations actually would have been assuming the Transactions had been consummated as of the dates indicated, nor does it purport to represent the Company’s consolidated financial position or results of operations for future periods. As the Mergers will be accounted for as a reverse acquisition with TestEquity and Gexpro Services as the combined accounting acquirer and the Company as the accounting acquiree, acquisition accounting in accordance with Accounting Standards Codification (ASC) 805, Business Combinations, is applied to the Company. Accordingly, the purchase price will be allocated to the tangible and identifiable intangible assets acquired and liabilities assumed of the Company, based on their estimated acquisition-date fair values. The pro forma adjustments are based on preliminary estimates of the fair values of assets acquired and liabilities assumed and information available as of the date to the Form 8-K/A. Certain valuations and assessments, including valuations of the intangible assets and liabilities, as well as the assessment of the tax positions and rates of the combined business, are in process and will not be completed until subsequent to the close of the proposed Mergers. For the preliminary estimate of fair values of assets acquired and liabilities assumed of the Company as the acquired company, the Company used publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions. The debt was incurred in connection with the closing of the Mergers is included in the unaudited pro forma condensed combined financial information reflecting recent rates of borrowings under the Amended and Restated Credit Agreement. Actual adjustments and transaction costs may differ from the amounts reflected in the unaudited pro forma condensed combined financial statements, and the differences may be material. All pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information was prepared pursuant to SEC Regulation S-X Article 11. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of the Combined Company upon consummation of the Transactions. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes. As set forth in Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” Regulation S-X Article 11 was amended to replace the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transactions (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies, dis-synergies and other transaction effects that have occurred or reasonably expected to occur (“Management’s Adjustments”). The Company is presenting Transaction Accounting Adjustments within the unaudited pro forma condensed combined financial statements and accompanying notes while Management’s Adjustments are only included within the accompanying notes.

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by Gexpro Services and TestEquity. The Company believes its accounting policies are similar in most material respects to those of Gexpro Services and TestEquity with the exception of leases. Gexpro Services and TestEquity have not yet adopted ASC 842 but will be required to adopt the standard following consummation of the Mergers. Pro formas adjustments are reflected within the financial information for the adoption of ASC 842 by Gexpro Services and TestEquity. Certain reclassifications have been made to conform the presentation of financial information to that of Gexpro Services and TestEquity. Upon completion of the Mergers, or as more information becomes available, the Company will perform a more detailed review of Gexpro Services’ and TestEquity’s accounting policies. As a result of that review, the combined company may identify differences among the accounting policies of the companies that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial statements contained in this filing.

Other Closed Acquisitions

The unaudited pro forma condensed combined financial information also gives effect to other closed acquisitions. Although these closed acquisitions are not individually significant or significant in the aggregate and therefore separate financial statements are not included, pro forma financial information was considered meaningful as these closed acquisitions are specified in the Merger Agreements. Closed acquisitions are included in the unaudited pro forma condensed combined statement of operations as if such acquisitions occurred on January 1, 2021 and the unaudited pro forma condensed combined balance sheet gives effect to such acquisitions as if they had occurred on December 31, 2021. Additionally, Gexpro and TestEquity have had discussions with the owners/shareholders of additional potential acquisitions specified in the Merger Agreements. If the additional potential acquisitions were to be completed, the consideration for these possible but not yet probable acquisitions could potentially involve the Company issuing additional common shares pursuant to the terms of the Merger Agreements. The additional potential acquisitions are in various stages of negotiations and have not received the necessary approvals, including approval of a committee of the Company’s board of directors comprised of independent directors. As a result, the additional potential acquisitions are deemed possible but not yet probable of occurring and are therefore not presented in the pro forma statements and related notes.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(in thousands)

As of December 31, 2021

	Adjusted	Adjusted	Historical
	TestEquity	Gexpro Services	Distribution Solutions Group Inc.				Pro forma Combined
	As of December 31, 2021 (Note 2d)	As of December 31, 2021 (Note 2b)	As of December 31, 2021	Pro forma adjustments (Note 4)			As of December 31, 2021
Assets
Current Assets:
Cash and cash equivalents	$8,754	$12,964	$4,181	$13,220	(a	)	$39,119
Restricted cash	—	—	198	—			198
Accounts receivable, less allowance for doubtful accounts	44,713	45,514	47,031	—			137,258
Inventories, net	50,267	99,078	73,849	—			223,194
Miscellaneous receivables and prepaid expenses	4,199	5,473	7,517	(320)	(b	)	16,869

Total current assets	$107,933	$163,029	$132,776	$12,900			$416,638

Property, plant and equipment, less accumulated depreciation and amortization	$1,937	$7,971	$18,828	$19,816	(c	)	$48,552
Rental equipment, net	24,726	—	—	—			24,726
Deferred income taxes	—	3,565	20,111	—			23,676
Goodwill	70,112	34,099	35,313	214,802	(d	)	354,326
Cash value of life insurance	—	—	18,573	—			18,573
Intangible assets, net	52,977	47,527	16,165	196,183	(d	)	312,852
Right of use assets	—	—	14,045	17,499	(f	)	31,544
Other assets	176	89	346	1,654	(e	)	2,265

Total assets	$257,861	$256,280	$256,157	$462,854			$1,233,152

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$28,570	$30,789	$21,089	$—			$80,448
Current portion of long term debt	4,317	9,991	—	692	(g	)	15,000
Revolving loan facility	1,000	—	—	(1,000)	(g	)	—
Term loan related party	119,361	—	—	(119,361)	(g	)	—
Lease obligation	—	—	4,467	3,445	(f	)	7,912
Accrued expenses and other liabilities	14,729	12,959	46,688	(3,285)	(h	), (i)	71,091

Total current liabilities	$167,977	$53,739	$72,244	$(119,509)			$174,451

Long-term debt	$—	$98,231	$—	$273,906	(g	)	$372,137
Revolving line of credit	—	—	11,900	(11,900)	(g	)	—
Security bonus plan	—	—	10,578	—			10,578
Lease obligation	—	—	10,841	14,054	(f	)	24,895
Deferred compensation	—	—	11,962	—			11,962
Deferred tax liability	3,733	2,238	1,671	45,704	(k	)	53,346
Other liabilities	—	—	3,954	65,518	(j	)	69,472

Total liabilities	$171,710	$154,208	$123,150	$267,773			$716,841

Stockholders’ Equity
Common stock	$—	$—	$9,363	$10,300	(l	)	$19,663
Capital in excess of par value	—	91,876	22,118	321,970	(l	)	435,964
Members equity	117,919	6,484	—	(17,231)	(l	)	107,172
Retained earnings	(31,666)	2,670	111,015	(119,414)	(l	)	(37,395)
Treasury stock	—	—	(10,033)	—			(10,033)
Accumulated other comprehensive income (loss)	(102)	1,042	544	(544)	(l	)	940

Total stockholders’ equity	$86,151	$102,072	$133,007	$195,081			$516,311

Total liabilities and stockholders’ equity	$257,861	$256,280	$256,157	$462,854			$1,233,152

See accompanying notes to the unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

For the Year Ended December 31, 2021

	Adjusted		Historical
	TestEquity	Gexpro Services	Distribution Solutions Group Inc.			Pro forma Combined
	Year ended December 31, 2021 (Note 2c)	Year ended December 31, 2021 (Note 2a)	Year ended December 31, 2021	Pro forma adjustments (Note 5)		Year ended December 31, 2021
Total revenue	$387,518	$344,028	$417,733	$—		$1,149,279
Cost of goods sold	304,950	244,117	198,498	—		747,565

Gross profit	$82,568	$99,911	$219,235	$—		$401,714

Operating expenses:
Selling expenses	$28,206	$16,578	$96,643	$—		$141,427
General and administrative expenses	46,292	60,871	110,605	22,520	(a), (b),(c)	240,288

Operating expenses	$74,498	$77,449	$207,248	$22,520		$381,715

Operating income	$8,070	$22,462	$11,987	$(22,520)		$19,999
Interest expense	(10,809)	(6,372)	(869)	65	(d)	(17,985)
Other income (expense), net	115	(520)	801	—		396

Income before income taxes	$(2,624)	$15,570	$11,919	$(22,455)		$2,410
Income tax expense	(1,130)	3,548	2,513	(5,614)	(e)	(683)

Net income	$(1,494)	$12,022	$9,406	$(16,841)		$3,093

Basic income per share of common stock			1.04			0.16
Diluted income per share of common stock			1.01			0.16
Weighted average shares outstanding:
Basic weighted average shares outstanding			9,073			19,373
Effect of dilutive securities outstanding			277			277

Diluted weighted average shares outstanding			9,350			19,650

See accompanying notes to the unaudited pro forma condensed combined financial statements

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information was prepared pursuant to SEC Regulation S-X Article 11. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of the Combined Company upon consummation of the Transactions. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes. As set forth in Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” Regulation S-X Article 11 was amended to replace the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transactions (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies, dis-synergies and other transaction effects that have occurred or reasonably expected to occur (“Management’s Adjustments”). The Company is presenting Transaction Accounting Adjustments within the unaudited pro forma condensed combined financial statements and accompanying notes. The Company also is not including Management’s Adjustments within hte staements and notes.

The unaudited pro forma condensed combined balance sheet as of December 31, 2021 combines the historical unaudited condensed consolidated balance sheet of the Company as of December 31, 2021, the audited consolidated balance sheet of Gexpro Services as of December 31, 2021 and the audited consolidated balance sheet of TestEquity as of December 31, 2021, giving effect to (i) the Transactions as if they had been completed on December 31, 2021 and (ii) the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 gives effect to (i) the Transactions as if they had been completed on January 1, 2021, the beginning of the Company’s most recently completed fiscal year and (ii) the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 was prepared using the Company’s historical unaudited condensed consolidated statement of operations for the year ended December 31, 2021, Gexpro Services’ audited consolidated statement of operations for the year ended December 31, 2021 and TestEquity’s audited consolidated statement of operations for the year ended December 31, 2021.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with the business combination accounting guidance for reverse acquisitions as provided in ASC 805, Business Combinations, with TestEquity and Gexpro Services treated as a combined entity as the accounting acquirer for financial reporting purposes and the Company as the accounting acquiree. This determination was made as TestEquity and Gexpro Services are under the common control of an entity that will beneficially own a majority of the voting rights of the Combined Company and therefore, only the Company will experience a change in control. Accordingly, under the acquisition method of accounting, the purchase price will be allocated to the tangible and identifiable intangible assets acquired and liabilities assumed of the Company, based on their estimated acquisition-date fair values. These estimates will be determined through established and generally accepted valuation techniques.

The unaudited pro forma condensed combined financial information may differ from the final purchase accounting for a number of reasons, including the fact that the estimates of fair values of assets and liabilities acquired are preliminary and subject to change when the formal valuation and other studies are finalized. The differences that may occur between the preliminary estimates and the final purchase accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

Note 2. Adjustments to Gexpro Services’ and TestEquity’s Historical Financial Statement

(2a) Adjustments to Gexpro Services’ historical statements of operations related to closed acquisitions:

Gexpro Services’ adjusted combined statement of operations for year ended December 31, 2021 was prepared by combining Gexpro Services’ historical audited consolidated statement of operations for the year ended December 31, 2021 and the unaudited historical statements of operations for Gexpro Services’ closed acquisitions that closed during 2021 (Omni, National Engineered Fasteners, and State Industrial Supply Inc) through the respective acquisition date and that closed during 2022 (Resolux and Frontier) for the year ended December 31, 2021. Reclassification adjustments are included to conform the presentation to the Company’s selling expenses and cost of goods sold from selling, general and administrative expenses.

	Historical (in thousands)							Adjusted Combined
	Gexpro Services	Omni	National Engineered Fasteners	Resolux	State Industrial Supply	Frontier		Gexpro Services
	Year ended December 31, 2021	Five months ended May 31, 2021	Ten months ended October 30, 2021	Year ended December 31, 2021	Year ended December 31, 2021	Year ended December 31, 2021	Reclassification adjustments	Year ended December 31, 2021
Total revenue	$255,317	$2,354	$24,410	$31,906	$9,624	$20,417	$—	$344,028
Cost of goods sold	174,035	846	18,004	21,840	6,097	14,402	8,893	244,117

Gross profit	$81,282	$1,508	$6,406	$10,066	$3,527	$6,015	(8,893)	$99,911

Operating expenses:
Selling expenses	$—	$—	$—	$—	$—	$—	16,578	$16,578
General and administrative expenses	—	—	—	—	—	—	60,871	60,871
Selling, general and administrative	70,295	1,068	3,948	6,333	1,953	2,745	(86,342)	—

Operating expenses	$70,295	$1,068	$3,948	$6,333	$1,953	$2,745	$(8,893)	$77,449

Operating income	$10,987	$440	$2,458	$3,733	$1,574	$3,270	—	$22,462
Interest expense	(6,140)	—	(114)	(117)	(1)	—	—	(6,372)
Other income (expense), net	—	—	(186)	(63)	(271)	—	—	(520)

Income before income taxes	$4,847	$440	$2,158	$3,553	$1,302	$3,270	$—	$15,570
Income tax expense	1,883	40	489	1,131	5	—	—	3,548

Net income	$2,964	$400	$1,669	$2,422	$1,297	$3,270	$—	$12,022

(2b) Adjustments to Gexpro Services’ historical balance sheet related to closed acquisitions:

Gexpro Services’ adjusted combined balance sheet as of December 31, 2021 was prepared by combining Gexpro Services’ historical audited consolidated balance sheet as of December 31, 2021 with the unaudited historical balance sheets for Gexpro Services’ closed acquisitions (Resolux and Frontier) that had acquisition dates after December 31, 2021. The unaudited information was derived from the underlying books and records of each respective company and adjusted to exclude items not considered as part of the acquisition.

	Historical (in thousands)			Adjusted Combined
	Gexpro Services	Resolux	Frontier	Gexpro Services
	As of December 31, 2021	As of December 31, 2021	As of December 31, 2021	As of December 31, 2021
Assets
Current Assets:
Cash and cash equivalents	$9,128	$3,836	$—	$12,964
Accounts receivable, less allowance for doubtful accounts	39,665	4,759	1,090	45,514
Inventories, net	93,539	4,071	1,468	99,078
Miscellaneous receivables and prepaid expenses	4,023	1,450	—	5,473

Total current assets	$146,355	$14,116	$2,558	$163,029

Property, plant and equipment, less accumulated depreciation and amortization	$7,497	$474	$—	$7,971
Deferred income taxes	3,565	—	—	3,565
Goodwill	34,099	—	—	34,099
Intangible assets, net	47,527	—	—	47,527
Other assets	—	89	—	89

Total assets	$239,043	$14,679	$2,558	$256,280

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$27,006	$3,158	$625	$30,789
Current portion of long term debt	9,727	264	—	9,991
Accrued expenses and other liabilities	11,930	918	111	12,959

Total current liabilities	$48,663	$4,340	$736	$53,739

Long-term debt	$92,554	$5,677	$—	$98,231
Deferred tax liability	2,238	—	—	2,238
Other liabilities	—	—	—	—

Total liabilities	$143,455	$10,017	$736	$154,208

Stockholders’ Equity
Capital in excess of par value	$91,876	$—	$—	$91,876
Retained earnings	2,670	—	—	2,670
Members’ equity	—	4,662	1,822	6,484
Accumulated other comprehensive income (loss)	1,042	—	—	1,042

Total stockholders’ equity	$95,588	$4,662	$1,822	$102,072

Total liabilities and stockholders’ equity	$239,043	$14,679	$2,558	$256,280

(2c)	Adjustments to TestEquity’s historical statement of operations related to closed acquisitions:

TestEquity’s adjusted combined statement of operations for the year ended December 31, 2021 was prepared by combining TestEquity’s historical audited consolidated statement of operations for the year ended December 31, 2021, with the unaudited historical statement of operations for TestEquity’s closed acquisitions that closed during 2021 (MCS) through the respective acquisition date and that closed during 2022 (Interworld Highway LLC) for the year ended December 31, 2021.MCS’ seven months ended July 31, 2021 statement of operations was derived from its five months ended July 31, 2021 results, adjusted to include the two months ended February 28, 2021 (with those two months also included in the results for the year ended February 28, 2021), as permitted by Rule 11-02 of Regulation S-X.Reclassification adjustments are included to conform the presentation to the Company’s selling expenses and cost of goods sold from selling, general and administrative expenses.

	Historical (in thousands)				Adjusted Combined
	TestEquity	MCS	Interworld Highway LLC		TestEquity
	Year ended December 31, 2021	January 1, 2021 through July 31, 2021	Year ended December 31, 2021	Reclassification adjustments	Year ended December 31, 2021
Total revenue	$270,503	$7,425	$109,590	$—	$387,518
Cost of goods sold	203,699	4,179	88,610	8,462	304,950

Gross profit	$66,804	$3,246	$20,980	$(8,462)	$82,568

Operating expenses:
Selling expenses	$—	$—	$—	$28,206	$28,206
General and administrative expenses	—	—	—	46,292	46,292
Selling, general and administrative	59,483	1,778	15,471	(76,732)	—
Depreciation and amortization	6,228	—	—	(6,228)	—

Operating expenses	$65,711	$1,778	$15,471	$(8,462)	$74,498

Operating income	$1,093	$1,468	$5,509	$(0)	$8,070
Interest expense	(10,850)	41	—	—	(10,809)
Other income (expense), net	(180)	—	295	—	115

Income before income taxes	$(9,937)	$1,509	$5,804	$(0)	$(2,624)
Income tax expense (benefit)	(1,272)	142	—	—	(1,130)

Net income	$(8,665)	$1,367	$5,804	$(0)	$(1,494)

(2d) Adjustments to TestEquity’s historical balance sheet related to closed acquisitions:

TestEquity’s adjusted combined balance sheet as of December 31, 2021 was prepared by combining TestEquity’s historical audited consolidated balance sheet as of December 31, 2021 with the unaudited historical balance sheet for TestEquity’s closed acquisition (Interworld Highway LLC) that had an acquisition date after December 31, 2021 and before April 30, 2022. The unaudited information was derived from the underlying books and records of each respective company and adjusted to exclude items not considered as part of the acquisition. Reclassification adjustments are included to conform the Company’s presentation.

	Historical (in thousands)				Adjusted Combined
	TestEquity	Interworld Highway LLC			TestEquity
	As of December 31, 2021	As of December 31, 2021	Reclassification adjustments	Assets /Liabilities not assumed	As of December 31, 2021
Assets
Current Assets:
Cash and cash equivalents	$5,543	$3,211	$—	$—	$8,754
Accounts receivable, less allowance for doubtful accounts	40,908	3,805	—	—	44,713
Inventories, net	39,178	11,089	—	—	50,267
Miscellaneous receivables and prepaid expenses	3,265	868	66	—	4,199
Income tax receivable	66	—	(66)	—	—

Total current assets	$88,960	$18,973	$—	$—	$107,933

Property, plant and equipment, less accumulated depreciation and amortization	$1,582	$355	$—	$—	$1,937
Rental Equipment, net	24,726	—	—	—	24,726
Goodwill	70,112	—	—	—	70,112
Intangible assets, net	52,977	569	—	(569)	52,977
Other assets	166	10	—	—	176

Total assets	$238,523	$19,907	$—	$(569)	$257,861

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$34,668	$8,591	$(14,689)	$—	$28,570
Note payable—current portion—releated parties	4,317	—	—	—	4,317
Revolving loan facility	1,000	—	—	—	1,000
Term loan related party	119,361	—	—	—	119,361
Income tax payable	40	—	(40)	—	—
Accrued expenses and other liabilities	—	—	14,729	—	14,729

Total current liabilities	$159,386	$8,591	$—	$—	$167,977

Deferred tax liability	$3,733	$—	$—	$—	$3,733

Total liabilities	$163,119	$8,591	$—	$—	$171,710

Stockholders’ Equity
Retained earnings	$—	$—	$(31,666)	$—	$(31,666)
Members’ equity	75,404	11,316	31,768	(569)	117,919
Accumulated other comprehensive income (loss)	—	—	(102)	—	(102)

Total stockholders’ equity	$75,404	$11,316	$—	$(569)	$86,151

Total liabilities and stockholders’ equity	$238,523	$19,907	$—	$(569)	$257,861

Note 3. Calculation of Accounting Consideration and Preliminary Purchase Price Allocation in the Mergers

The fair value of the accounting consideration transferred upon completion of the Mergers included the fair value of the Company’s common stock (“DSGR”) valued at the merger date and provided to Gexpro Services and TestEquity stockholders pursuant to the Merger Agreements and in connection with the consummation of the Mergers. The estimated consideration is as follows:

(in thousands, except share data)	Total
Number of DSGR common shares as of March 31, 2022	9,120,167
Price per share of DSGR common stock at March 31, 2022	$38.54

Fair value of DSGR common shares at March 31, 2022	$351,491

Preliminary estimate of fair value of share-based instruments	2,227

Fair value of total estimated purchase consideration transferred	$353,718

Cash paid for closed acquisitions	125,378

Total consideration	$479,096

The following table shows the change in the price per share of DSGR common stock, estimated accounting consideration and goodwill:

(in thousands, except share data)	Price per Share of DSGR Common Stock	Estimated Accounting Consideration	Estimated Goodwill
Increase of 10%	$42.39	$514,245	$285,264
Decrease of 10%	$34.69	$443,947	$228,981

The table below represents a preliminary allocation of the estimated total consideration to the Company’s assets and liabilities in the Mergers based on the Company’s preliminary estimate of its fair value (in thousands):

(in thousands, except share data)	Total
Current assets	$132,776
Property, plant, and equipment, net	38,644
Identifiable intangible assets	163,000
Cash value of life insurance	18,573
Right of use assets	14,045
Deferred tax assets	20,111
Other assets	346

Total Assets	$387,495

Accounts payable	21,089
Accrued expenses and other liabilities	37,409
Lease obligations—current	4,467
Revolving loan facility	11,900
Long-term debt	—
Security bonus plan	10,578
Lease obligations—noncurrent	10,841
Deferred compensation	11,962
Deferred tax liability	47,375
Other liabilities	69,472

Total Liabilities	$225,093

Net assets acquired	162,402
Estimated purchase consideration transferred	353,718

Estimated Goodwill	$191,316

The table below represents a preliminary allocation of the estimated total consideration to the assets and liabilities of closed acquisitions (Interworld Highway LLC,Resolux, and Frontier) based on each acquisition’s respective preliminary estimate of its fair value (in thousands):

(in thousands, except share data)	Interworld Highway LLC	Resolux	Frontier	Total
Current assets	$18,973	$14,116	$2,558	$35,647
Property, plant, and equipment, net	355	474	—	829
Identifiable intangible assets	20,358	16,027	12,963	49,348
Other assets	10	89	—	99

Total Assets	$39,696	$30,706	$15,521	$85,923

Accounts payable	8,591	3,158	625	12,374
Current portion of long term debt	—	264	—	264
Accrued expenses and other liabilities	—	918	111	1,029
Long-term debt	—	5,677	—	5,677

Total Liabilities	$8,591	$10,017	$736	$19,344

Net assets acquired	31,105	20,689	14,785	66,579
Estimated cash consideration	55,878	39,500	30,000	125,378

Estimated Goodwill	$24,773	$18,811	$15,215	$58,799

The preliminary unaudited pro forma purchase price allocation has been made solely for the purpose of preparing these unaudited pro forma condensed combined financial statements. The Company estimated the fair value of the assets and liabilities based on discussions with Gexpro Services’ and TestEquity’s management. The analysis was performed at an aggregate level and was based on estimates that are reflective of market participant assumptions.

Upon completion of the Mergers, additional valuation work will be performed. Increases or decreases in the fair value of relevant balance sheet amounts and in the value of the total merger consideration will result in adjustments to the balance sheet and/or statement of operations until the purchase price allocation is finalized. The final determination of the purchase price allocation is anticipated to be completed as soon as practicable after completion of the Mergers. The Company anticipates that the valuations of Gexpro Services’ and TestEquity’s assets and liabilities will include, but not be limited to, inventory; property, plant and equipment; customer relationships; trade names and trademarks; and other potential intangible assets. The valuations will consist of physical appraisals, discounted cash flow analyses, or other appropriate valuation techniques to determine the fair value of the Company’s and the closed acquisitions’ assets and liabilities.

The final total consideration and amounts allocated to the Company’s assets and liabilities could differ materially from the preliminary amounts presented in these unaudited pro forma condensed combined financial statements. Consideration could decrease based on the market price of DSGR common stock which would have a corresponding increase in the amount of goodwill that would result from the Mergers. A decrease in the fair value of the Company’s assets or an increase in the fair value of the Company’s liabilities from the preliminary valuations presented would result in a dollar-for-dollar corresponding increase in the amount of goodwill that will result from the Mergers. In addition, if the value of the property, plant and equipment and identifiable intangible assets is higher than the amounts included in these unaudited pro forma condensed combined financial statements, it may result in higher depreciation and amortization expense than is presented in the unaudited pro forma condensed combined statement of operations. Any such increases could be material, and could result in the Company’s actual future financial condition and results of operations differing materially from those presented in the unaudited pro forma condensed combined financial statements.

Intangible Assets

Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information consist of the following:

	Approximate Fair Value
	Distribution Solutions Group, Inc.	Interworld Highway LLC	Resolux	Frontier	Total	Estimated Useful Life
(dollars in thousands)						(in years)
Customer relationships	$117,000	$14,613	$11,504	$9,305	$152,422	12.0
Tradenames	46,000	5,745	4,523	3,658	59,926	15.0

Total Assets	$163,000	$20,358	$16,027	$12,963	$212,348

The amortization related to the identifiable intangible assets is reflected as a pro forma adjustment in the unaudited pro forma condensed combined statements of operations based on the estimated useful lives above and detailed in Note 5. The identifiable intangible assets and related amortization have been estimated using a straight line method and are based on management’s estimates after consideration of similar transactions. As discussed above, the amount that will ultimately be allocated to identifiable intangible assets and liabilities, and the related amount of amortization, may differ materially from this preliminary allocation. In addition, the amortization impacts will ultimately be based upon the periods in which the associated economic benefits or detriments are expected to be derived or, where appropriate, based on the consumption method. Therefore, the amount of amortization following the Mergers may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset.

Estimated future amortization expense for other intangible assets as of December 31, 2021 is as follows

(in thousands)
Fiscal year 2022	$16,697
Fiscal year 2023	16,697
Fiscal year 2024	16,697
Fiscal year 2025	16,697
Fiscal year 2026	16,697
Fiscal year 2027 and thereafter	128,863

Note 4. Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

(a) Represents adjustments to the Combined Company cash balance, including (i) net proceeds from the borrowings under the Amended and Restatewd Credit Agreeement, (ii) repayment of the Company’s, Gexpro Services’ and TestEquity’s debt instruments repaid in connection with the closing of the Mergers, including fees associated with the repayment, (iii) the purchase of closed known acquisitions in 2022 (Interworld Highway LLC, Resolux, and Frontier).

(in thousands)
To record the issuance of new debt facility	$389,500
To record the payment of new debt issuance fees	(4,017)
Repayment of the Company’s debt	(11,900)
Repayment of Gexpro Services debt	(110,069)
Repayment of TestEquity debt	(124,916)
Cash consideration for closed acquisitions	(125,378)

Total	$13,220

(b) To reflect the adjustment to eliminate the debt issuance costs on the Company’s revolving line of credit.

(c) To reflect the adjustment to record the Company’s property, plant and equipment at fair value.

(d) Reflects the acquisition method of accounting based on the estimated fair value, largely based on benchmarking analysis of other similar transactions, of the intangible assets of the Company, Interworld Highway LLC, Resolux, and State Industrial Supply. Goodwill represents the difference between the fair value of the estimated merger consideration and the fair value of the assets acquired and liabilities assumed in the Mergers.

Total
Goodwill—elimination of the Company’s historical	$(35,313)
Goodwill—fair value—the Company	191,316
Goodwill—fair value—known and closed acquisitions	58,799

Total goodwill pro forma adjustment	$214,802

Total
Intangible assets—elimination of the Company’s historical	$(16,165)
Intangible assets—fair value—the Company	163,000
Intangible assets—fair value—known and closed acquisitions	49,348

Total intangible assets pro forma adjustment	$196,183

(e) To reflect the adjustment to establish new debt issuance costs for the revolving line of credit.

(f) To reflect the adjustment for the adoption of ASC 842 Lease Accounting for Gexpro Services and TestEquity and related acquisitions.

	Gexpro Services	TestEquity	Total
Right of Use Assets—operating	$8,695	$8,804	$17,499
Lease obligation—current	1,675	1,770	3,445
Lease obligation—noncurrent	7,020	7,034	14,054

(g) To record issuance of new long-term debt and related debt issuance costs of the Company and eliminate the Company’s, Gexpro Services’ and TestEquity’s historical debt and related debt issuance costs that have no future economic benefit, as follows:

(in thousands)
Establish current portion of long-term debt	$15,000
Repayment of TestEquity current portion of long-term debt	(4,317)
Repayment of Gexpro Services current portion of long-term debt	(9,991)

Total current portion of long-term debt pro forma adjustment	$692

(in thousands)
Repayment of TestEquity revolving credit facility	$(1,000)

Total revolving credit facility pro forma adjustment	$(1,000)

(in thousands)
Repayment of TestEquity term loan related party	$(119,599)
Repayment of TestEquity debt—elimination of deferred financing costs	238

Total revolving line of credit pro forma adjustment	$(119,361)

(in thousands)
Repayment of the Company’s revolving line of credit	$(11,900)

Total revolving line of credit pro forma adjustment	$(11,900)

(in thousands)
Establish additional long-term debt—term loan	$237,500
Establish additional long-term debt—delayed draw term loan	47,500
Establish additional long-term debt—revolver	89,500
Estimated deferred financing costs—term loan	(2,363)
Repayment of Gexpro Services long-term debt	(100,078)
Repayment of Gexpro Services long-term debt—elimination of deferred financing costs	1,847

Total long-term debt pro forma adjustment	$273,906

(h) To reflect the adjustment to accrue transactions costs.

(i) To reflect $(9,274) adjustment for the change in fair value related to stock performance rights and other stock compansation items classified as a liability.

(j) To record $65.5 million for the first and second earnout opportunity under the Merger agreement. The Company is in the process of evaluating the accounting, but for pro forma purposes has assumed that the earnout obligation will be a derivative liability and has estimated the fair value based on an aggregate of 1.7 milllion shares assumed to be issued under the earnout provisions of the Merger Agrements.

(k) To record deferred tax liabilities in the fair value changes of intangibles. The estimate of deferred taxes was determined based on the changes in the book basis of the intangible assets to be acquired compared to the historical basis reflected in the Company’s historical financial statements. An estimated weighted average statutory rate of 25.0% was applied. The estimated weighted average statutory rate of 25% was determined by using the federal statutory rate of 21% and the combined estimated state effective rate of 4%, net of federal benefit. This estimate of deferred income taxes is preliminary and is subject to change based on the Combined Company’s final determination of the assets acquired and liabilities assumed and their respective fair values.

(l) Reflects (i) the elimination of the Company’s and the known and closed acquisitions’ historical capital in excess of par value (net of the par value of common and treasury stock), members equity, retained earnings, and accumulated other comprehensive income, (ii) the issuance of 10.3 million shares of DSGR common stock at the closing of the Mergers, and (iii) the estimated transaction advisory costs and extinguishment of deferred financing and debt issuance costs.

	Common stock	Capital in excess of par value	Members Equity	Retained earnings	Treasury Stock	Accumulated other comprehensive income
Elimination of the Company’s historical balances	$(9,363)	$(22,118)	$—	$(111,015)	$10,033	$(544)
Establish par value of DSGR common and treasury stock	9,363	670	—	—	(10,033)	—
Elimination of known and closed acquisitions historical balances	—	—	(17,231)	—	—	—
Issuance of DSGR common stock as merger consideration	10,300	341,191	—	—	—	—
Fair value adjustment of share-based compensation awards		2,227
Estimated transaction costs and extinguishment of the deferred financing and debt issuance costs	—	—	—	(8,399)	—	—

Total	$10,300	$321,970	$(17,231)	$(119,414)	$—	$(544)

Note 5. Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

(a) Reflects the adjustments to eliminate historical amortization expense on the Company and recognize new amortization expense related to identifiable intangible assets.

Pro forma year ended December 31, 2021
Reversal of historical amortization	$(2,500)
Amortization of purchased identifiable intangible assets	16,697

Total intangible asset amortization pro forma adjustment	$14,197

(b) Unrecognized transaction costs of $5,944 thousand are included in the historical statement of operations for the year ended December 31, 2021.

(c) Reflects the incremental expense related to the adjustment to the fair value of share-based compensation awards of $2,379 thousand for the year ended December 31, 2021.

(d) Reflects the adjustments to (i) reverse interest expense associated with the anticipated repayment of the Company’s, Gexpro Services’, and TestEquity’s existing debt and (ii) recognize new interest expense associated with the new debt financing.

Pro forma year ended December 31, 2021
Reversal of the Company’s interest expense	$869
Reversal of Gexpro Services’ interest expense related to the repayment of Gexpro Services’ debt	6,372
Reversal of TestEquity’s interest expense related to the repayment of TestEquity’s debt	10,809
Extiguishment of debt issuance and deferred financing costs	(2,405)
Interest expense on new debt financing	(15,580)

Total interest pro forma adjustment	$65

A sensitivity analysis on interest expense for the year ended December 31, 2021 has been performed to assess the effect a change of 1/8% of the hypothetical interest rate would have on the debt. The interest rates assumed for purposes of preparing this pro forma financial information related to the new term loan facility is approximately 4.0% as of December 31, 2021.The interest rate is comprised of the adjusted term SOFR Rate for a one month interest period plus an additional margin ranging from 1.0% to 2.75% per annum. A 1/8% increase or decrease in interest rates would result in a change in pro forma interest expense of approximately $0.5 million for the year ended December 31, 2021.

(e) Income taxes—The adjustments described in the footnote represent the income tax effect of the pro forma adjustments related to the Mergers. These adjustments are calculated using historical statutory tax rates by jurisdiction, resulting in blended statutory tax rates (inclusive of state taxes) of 25% for the year ended December 31, 2021.

Pro forma year ended December 31, 2021
Income tax expense pro forma adjustment	$(5,614)

(f) Represents the pro forma weighted average shares outstanding that have been calculated using the historical weighted average shares of DSGR common stock outstanding for the year ended December 31, 2021.

Pro forma basic weighted average shares (in thousands)	Pro forma year ended December 31, 2021
Historical DSGR weighted average shares outstanding—basic	9,073
Shares issued of DSGR common stock to be issued pursuant to the Merger Agreements	10,300

Pro forma weighted average shares—basic	19,373

Pro forma diluted weighted average shares (in thousands)	Pro forma year ended December 31, 2021
Historical DSGR weighted average shares outstanding—diluted	9,350
Shares issued of DSGR common stock to be issued pursuant to the MergerAgreements	10,300

Pro forma weighted average shares—diluted	19,650